EXHIBIT D

LOCK-UP AGREEMENT

Impel NeuroPharma, Inc.
Public Offering of Common Stock

April 10, 2021

Cowen and Company, LLC
Guggenheim Securities, LLC
As Representatives of the several Underwriters,

c/o Cowen and Company,LLC
599 Lexington Avenue
New York, New York 10022

c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Impel NeuroPharma, Inc., a Delaware corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof through 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”). The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any of the prohibited activities described in this paragraph during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer Lock-Up Securities:

(a)	as a bona fide gift or gifts, or for bona fide estate planning purposes or charitable contribution;

(b)
to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the undersigned’s immediate family, or if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust;

(c)	upon death or by will, testamentary document or intestate succession;

(d)	in transactions consisting of shares of Common Stock acquired by the undersigned (A) in the Offering or (B) in open market transactions after the completion of the Offering;

(e)
if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), (A) to any Entity which is directly or indirectly controlled by, a wholly- owned subsidiary of, or is under common control with, the undersigned, or (B) as part of a disposition, transfer or distribution by the undersigned to its limited or general partners, members, stockholders or other equityholders or to any investment fund or other entity that controls or manages the undersigned (or is under common control or management with the undersigned) or to the estate of any such partners, members, stockholders, or other equityholders;

(f)
to the Company in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options, warrants or other rights to purchase shares of Common Stock for purposes of exercising such options, warrants or rights, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or other rights, so long as any such “net” or “cashless” exercise is effected solely by the surrender of outstanding options or warrants (or the Common Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, but for the avoidance of doubt, excluding all methods of exercise that would involve a sale other than to the Company of any shares of Common Stock relating to options or warrants, whether to cover the applicable exercise price and/or withholding tax obligations or otherwise;

(g)
to the Company pursuant to (A) any contractual arrangement in effect on the date of the Underwriting Agreement that provides for the repurchase of the undersigned’s securities by the Company at the lower of cost or fair market value or (B) a right of first refusal that the Company has with respect to transfers of such securities, in each case upon termination of employment or service of the undersigned with the Company;

(h)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Company’s board of directors and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company, provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this Letter Agreement;

(i)
in connection with the conversion or reclassification of the outstanding preferred stock, other classes of capital stock or debt of the Company into shares of Common Stock in connection with the consummation of the Offering, in each case, in accordance with the Company’s certificate of incorporation or other instrument governing conversion, provided, that, any such shares of Common Stock received upon such conversion or reclassification shall remain subject to the provisions of this Letter Agreement;

(j)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order;

(k)	in connection with a transfer not involving a change in beneficial ownership; or

(l)	to the Representatives pursuant to the Underwriting Agreement,

provided, that, (i) in the case of (a), (b), (c), (e) and (k) above, such transfer (A) shall not involve a disposition for value and (B) no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5, Schedule 13G, Schedule 13G/A or Form 13F filing, which may be made), (ii) in the case of (a), (b), (c), (e), (j) and (k) above, it shall be a condition to the transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein; (iii) in the case of (f) above, no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made on or before the 60th day after the date of the Underwriting Agreement and, after such 60th day, any such filing shall clearly indicate that the filing relates to the circumstances described in (f) above, no shares were sold by the reporting person and the shares received are subject to the restrictions set forth herein until the expiration of the Lock-Up Period; and (iv) in the case of (g) and (j) above, no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a clear statement in such report to the effect that such transfer is to the Company in connection with the repurchase of shares of Common Stock, to the Company pursuant to a right of first refusal, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order, as the case may be.

For purposes of this Letter Agreement: “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin; and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, the Company’s stockholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of the Company (or the surviving entity).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering. If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

For avoidance of doubt, nothing in this Letter Agreement prohibits the undersigned from (i) receiving shares of Common Stock from the Company in connection with (A) the exercise of options or the vesting and settlement of restricted stock units or other rights granted under a stock incentive plan or other equity award plan and (B) the exercise of warrants, provided, that, in each case, (x) any shares of Common Stock issued upon exercise of such option, warrant or other rights or the vesting and settlement of restricted stock units shall continue to be subject to the restrictions set forth herein until the expiration of the Lock-Up Period and (y) no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made on or before the 60th day after the date of the Underwriting Agreement and, after such 60th day, any such filing shall clearly indicate that the filing relates to the circumstances described in this clause (i), no shares were sold by the reporting person and the shares received are subject to the restrictions set forth herein until the expiration of the Lock-Up Period or (ii) entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Letter Agreement relating to the transfer of Lock-Up Securities, provided, that the securities subject to such plan may not be transferred until after the expiration of the Lock-Up Period and no filing with the SEC or other public announcement shall be required or voluntarily made during the Lock-Up Period in connection therewith.

In the event that either of the Representatives withdraws from or declines to participate in the Offering, all references to the Representatives contained in this Letter Agreement shall be deemed to refer to the sole Representative that continues to participate in the Offering (the “Sole Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Letter Agreement by Sole Representative shall be deemed to be sufficient and effective for all purposes under this Letter Agreement.

If the Representatives release any officer, director or beneficial owner of 1% or more of the outstanding shares of Common Stock of the Company as of the date of the Underwriting Agreement (calculated assuming conversion of all outstanding shares of the Company’s preferred stock), other than the Undersigned, from the restrictions described herein during the Lock-Up Period, then the Undersigned shall also be granted an early release from its obligations hereunder, on a pro rata basis with all other beneficial owners of similarly restricted securities of the Company based on the maximum percentage of shares held by any such beneficial owner being released from such holder’s lock-up agreement (the “Pro-rata Release”); provided, however, that no Pro-rata Release of the Undersigned’s Shares will occur unless the Representatives have waived such prohibitions with respect to Common Stock, or any securities convertible into or exercisable for Common Stock, valued at $1,000,000 or more in the aggregate, in one or a series of similar transactions (based on the closing or last reported sale price of the Common Stock on the date such waiver becomes effective). The Pro-rata Release shall not be applied in the case of (1) a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this Lock- Up Agreement or (2) an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering that is wholly or partially a secondary offering of Shares (a “Follow-on Offering”), provided that the Undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering. The Representatives shall use commercially reasonable efforts to provide notice to the Company within two (2) business days prior to the effective date of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the Public Offering that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph, and the Company, in turn, shall notify the undersigned within one (1) business day thereafter that the same percentage of Common Stock held by the undersigned has been released from the restrictions set forth in this Lock-Up Agreement, provided that the failure to give such notice to the Company or the undersigned shall not give rise to any claim or liability against the Underwriters or the Company.

The undersigned hereby consents to receipt of this Letter Agreement in electronic form and understands and agrees that this Letter Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Notwithstanding anything to the contrary contained herein, this Letter Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date that the Company, on the one hand, or the Representatives, on the other hand, advises in writing that it has determined not to proceed with the Offering prior to the execution of the Underwriting Agreement, (ii) the date the Company files an application with the SEC to withdraw the registration statement related to the Offering, (iii) the date of the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (iv) June 30, 2021, in the event that the Underwriting Agreement has not been executed by such date.

[Signature Page Follows]

Yours very truly,

KKR IRIS INVESTORS LLC

By:	/s/ Ali. J. Satvat
Name:	Ali. J. Satvat
Title:	Vice President
KKR IRIS INVESTORS LLC

[Signature page to Lock-Up Agreement]